UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2017

EnzymeBioSystems

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53854

Nevada	27-0464302
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

8250 W. Charleston Blvd. Suite 120, Las Vegas, NV	89117
(Address of principal executive offices)	(Zip Code)

(702) 907-0615

(Registrant’s telephone number, including area code)

8440 W. Lake Mead, Suite 214, Las Vegas, NV 89128

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Securities Purchase Agreement

EnzymeBioSystems (the “Company” or the “Registrant”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with a sixteen accredited investors (the “Purchasers”) pursuant to which the Company has agreed to issue and sell to the Purchasers the offering (the “Offering”) an aggregate of 2,759,775 units at a public offering price of $0.20 per unit, with each unit consisting of (i) one share of the Company’s Common Stock, par value $0.001 (the “Common Stock” and such shares of Common Stock issued upon the closing of the Offering, collectively, the “Shares”), (ii) one Class A warrant to purchase one share of Common Stock, (iii) one Class B warrant to purchase one share of Common Stock (iv) one Class C warrant to purchase one share of Common Stock, and (v) one Class D cashless warrant to purchase one share of Common Stock provided the Class C warrant is exercised, (the Class A, B, C, and D warrants shall be collectively, the “Warrants” and the shares issuable upon exercise of the Warrants, collectively, the “Warrant Shares”). Each Class A warrant will have an initial exercise price of $0.30 per share, will be immediately exercisable and will expire on August 31, 2022. Each Class B warrant will have an initial exercise price of $0.40 per share, will be immediately exercisable and will expire on August 31, 2022. Each Class C warrant will have an initial exercise price of $0.60 per share, will be immediately exercisable, and will expire on August 31, 2022. Each Class D cashless warrant will be exercisable only if and to the extent that the Class C warrants are exercised first. The Class D cashless warrant will have an initial exercise price of $0.40 per share, and will expire on August 31, 2022. The Shares and the Warrants will be issued separately but can only be purchased together as units in this offering.

The foregoing descriptions of the Securities Purchase Agreement and the Warrants are only summaries of their material terms and do not purport to be complete. A copy of the Securities Purchase Agreement and each Warrant are attached hereto as Exhibits 10.1 and 4.1 through 4.4, respectively, and are incorporated herein by reference.

The aggregate expected gross proceeds from the sales of all 2,759,775 units is $551,955.00. There is no placement agent or finder’s fee. The Company intends to use the net proceeds from the Offering for general corporate purposes, including clinical trial expenses, investor relations and research and development expenses.

The Company plans to file a registration statement for the Shares, Warrants, and Warrant Shares (collectively, the “Securities”). No statement in this document or the attached exhibits is an offer to purchase or a solicitation of an offer to sell securities. No offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 3.02 Unregistered Sale of Equity Securities

During September, 2017 through December 2017, the Company conducted a private offering in which it sold 2,760,000 units shares of the Company’s $0.001 par value common stock, that includes A, B, C & D warrants in exchange for cash of $551,945.00. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued under Regulation 506 to sixteen investors who attested they are accredited investors. The issuance of these shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the fact that only a few investors were involved in the offering, the size of the offering, the manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. These investors were known to us and our management, through pre-existing business relationships. We did not engage in any form of general solicitation or general advertising in connection with these transactions. The investors were provided access to all material information, which they requested and all information necessary to verify such information and was afforded access to our management in connection with this transaction. These investors acquired these securities for investment and not with a view toward distribution, acknowledging such intent to us. They understood the ramifications of their actions. In addition, these investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted.

On December 12, 2017, the Board of Directors approved the issuance of 2,000,000 common shares of the Company’s $0.001 par value common stock to Gary Rojewski, the CEO of the Company. Although the stock was issued for past services rendered, Mr. Rojewski elected to purchase this common stock at par value. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933. The Board Resolution stipulated that the 2,000,000 shares to Gary Rojewski be issued before the private offering shares were issued.

On December 12, 2017, the Board of Directors approved the issuance of 2,000,000 Series A Preferred Shares of the Company’s $0.001 par value to Berkeley Clinic, LC, an Arizona Limited Liability Company. Berkeley Clinic elected to purchase this preferred stock at par value. These shares were issued as a condition of the Securities Purchase Agreement that raised $551,955 for the Company. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933.

Item 8.01 – Other Event

EnzymeBioSystems, has changed its corporate headquarters from: 8440 W. Lake Mead, Suite 214, Las Vegas, NV 89128 to 8250 W. Charleston Blvd. Suite 120, Las Vegas, NV 89117. The Company’s telephone number remains unchanged: (702) 907-0615

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit	Description

4.1*	Form of Common Stock Purchase Warrants-Class A
4.2*	Form of Common Stock Purchase Warrants-Class B
4.3*	Form of Common Stock Purchase Warrants-Class C
4.4*	Form of Common Stock Purchase Cashless Warrants-Class D
10.3*	Securities Purchase Agreement

*Exhibit filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EnzymeBioSystems
Registrant

Date: December 14, 2017	By:	/s/ Gary J. Rojewski
Chief Executive Officer